Exhibit 99.1

News release

HYZON MOTORS ANNOUNCES SENIOR LEADERSHIP CHANGES
Jiajia Wu Appointed Interim Chief Financial Officer and Pat Griffin to Serve as President of North America

ROCHESTER, N.Y., – April 4, 2023 – Hyzon Motors Inc. (NASDAQ: HYZN), a global supplier of zero-emission heavy-duty fuel cell electric vehicles, today announced the promotion of two key strategic members on Hyzon’s senior leadership team to help the company execute its strategy of developing and manufacturing hydrogen-powered fuel cell systems, and the deployment of fuel cell electric vehicles.

Jiajia Wu has been named interim Chief Financial Officer (CFO). As interim CFO, Wu is responsible for overseeing all financial operations, including financial planning and analysis, accounting, and reporting. With nearly 20 years of experience, Wu is a seasoned financial executive with a proven track record leading rapidly growing teams to drive the execution of new, company-wide strategies.

Before joining Hyzon in 2021 as Chief Accounting Officer, Wu served as the Global Director of Cost & Technical Accounting and Reporting at UL Solutions, a global safety science company providing testing, inspection and certification, training, advisory and risk management services, decision-making tools and intelligence in more than 100 countries. Prior to that role, Wu held various positions at EY, a global firm providing assurance, consulting, strategy and transactions, and tax services.

Pat Griffin, formerly President of Vehicle Operations, has been named President of North America and will oversee and manage Hyzon’s North America business regions, including full commercial, operational, and financial responsibilities. He will continue leading Hyzon’s global engineering, procurement, and operation efforts, and overseeing fuel cell production, U.S.-based vehicle development and production, and U.S. operations.

Griffin has extensive experience working to develop heavy-duty and electric commercial vehicles, as well as driving overall company growth. He has also previously held leadership roles at multiple transport companies, including as CEO at Crane Carrier Company, a leading original equipment manufacturer of vocational trucks and specialty vehicles, and as President of Light Duty Truck & EV Solutions at Fontaine Modification, a key partner for Hyzon as the company moves towards commercialization.

“I have full confidence in Jiajia and Pat as they step into these roles,” said Hyzon Chief Executive Officer (CEO) Parker Meeks. “Jiajia has been instrumental in driving the critical assessment of our financial operations and development of accounting standards and procedures. Pat brings deep engineering expertise, market knowledge, and strong operational leadership, all of which will help accelerate the commercialization of fuel cell electric vehicles in the North America market.”

Hyzon has launched a search for permanent CFO with a leading executive recruitment firm, as previously disclosed.

Accelerating the
Energy Transition	hyzonmotors.com

About Hyzon Motors
Hyzon is a global supplier of fuel cell electric mobility, with US operations in the Rochester, Chicago and Detroit areas, and international operations in the Netherlands, Australia, and China. Hyzon is an energy transition accelerator and technology innovator, providing end-to-end solutions in the transport sector with a focus on commercial vehicles and hydrogen supply infrastructure. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks to customers in North America, Europe and around the world to mitigate emissions from diesel transportation - one of the single largest sources of carbon emissions globally. The Company is contributing to the adoption of fuel cell electric vehicles through its demonstrated technology advantage, fuel cell performance and history of rapid innovation. Visit www.hyzonmotors.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the “Risk Factors” section of Hyzon’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2022, our Amended Registration Statement on Form S-1 filed with the SEC on April 6, 2021, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Hyzon gives no assurances that Hyzon will achieve its expectations.

Media contacts:
hyzon@kivvit.com

For investors:
IR@hyzonmotors.com

Accelerating the
Energy Transition	hyzonmotors.com